LOAN AGREEMENT


     AGREEMENT, executed this 30th day of August, 1994, between PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, an Iowa corporation, having an office located at 711 High Street, Des Moines, Iowa 50392, hereinafter called the ("Lender"), and JMB INCOME PROPERTIES, LTD.-XI, an Illinois limited partnership, having its principal place of business at c/o JMB Realty Corporation, 900 N. Michigan Avenue, Chicago, Illinois 60611-1575, hereinafter called the "Borrower".


                            PREAMBLE


     This Agreement specifies the terms and conditions pursuant to which a portion of a loan (the "Loan") from Lender to Borrower in the total amount of Thirty Six Million Dollars ($36,000,000) will be held in escrow by Lender and disbursed to Borrower from time to time for the sole purpose of renovating portions of a regional shopping mall containing, 234,486 square feet of gross leasable space for mall tenants and 400,346 square feet of gross leasable space occupied by anchor tenants (of which, 293,346 square feet of space occupied by Bloomingdale's is not part of the security for the Loan and is not a part of the Premises as defined below) and an attached parking deck, situated on land in the City of Hackensack, Bergen County, New Jersey, as more fully described in Exhibit A attached hereto and made a part hereof (the "Premises"), in accordance with certain Drawings referred to hereinafter.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


                         I.  DEFINITIONS

     1. "Advance" or "Advances" shall include all payments of money from Lender to the Borrower with respect to the Loan at any time and in any amount and regardless of whether in accordance with the terms of this agreement.

     2.   "Agreement" shall mean this Agreement and all other Loan
Documents, as herinafter defined, executed in connection with the transaction described above and herein; and any other instrument or document executed by Borrower in connection with this Loan, together with all amendments or supplements to any or all of them.


     3. "Architect" shall mean Cooper, Carry & Associates with respect to the Mall Renovation Improvements, as hereinafter defined, and "Engineer" shall mean Desman Associates with respect to the Parking Deck Improvements, as hereinafter defined.

     4. "Construction Monitor" means Inspection & Valuation International, a New York Corporation, or any successor Construction Monitor selected by Lender in its sole discretion. The Lender shall notify Borrower, in writing, of any change in the Construction Monitor.

     5. "Drawings" means the plans, specifications and other drawings listed on Exhibit B annexed hereto and made a part hereof. Drawings prepared by Desman Associates are hereinafter referred to as the "Parking Deck Drawings", and the Drawings prepared by Cooper, Carry & Associates, Madiley Structural Engineers, Inc. and Barrett, Woodyard & Associates, Inc. are hereinafter referred to as the "Mall Renovation Drawings". The Drawings have been delivered by the Borrower to the Lender and have been and are to be used in the construction of the Project as hereinafter defined as the same may be amended or modified by a "Change Order" (as hereinafter defined).

     6. "Financing Statements" shall mean the Uniform Commercial Code financing statements required to be filed with (i) the Office of the Secretary of State of New Jersey; (ii) the office of the Clerk of Bergen County; (iii) the office of the Secretary of State of Iowa; and (iv) the Office of the Secretary of State of Illinois; in order to perfect the security interest granted to the Lender by the Mortgage and this Agreement.

     7. "General Contractor" shall mean (i) Torcon, Inc., with respect to the Mall Renovation Improvements, or any contractor having a contract with Borrower which replaces Torcon, Inc., or any contractor which directly enters into a contract with Borrower, to perform a portion of the Mall Renovation Improvements, and (ii) Epic Incorporated, with respect to the Parking Deck Improvements or any contractors having a contract with the Borrower which replaces Epic Incorporated, or any contractor which directly enters into a contract with Borrower to perform a portion of the Parking Deck Improvements.

     8. "Lender" shall mean Principal Mutual Life Insurance Company, its successors or assigns.

     9. "Loan Documents" shall mean this Agreement, Notes (as defined below), the Mortgage (as defined below), the Assignment of Leases and Rents from Borrower to Lender further securing the Notes (the "Assignment") and any other certificate or instrument executed as of the date hereof or in the future by the Borrower and delivered by the Borrower to the Lender which by its terms further secures the Notes, or either of them, as any of the aforesaid instruments may be amended or modified by a written agreement executed by both Borrower and Lender. Loan Documents shall be referred to individually as a "Loan Document".

     10. "Mall Renovation Improvements" means the improvements constructed or to be constructed in accordance with the Mall Renovation Drawings.

     11. "Mortgage" shall mean the Mortgage and Security Agreement of even date herewith given by the Borrower to the Lender to secure the Loan.

     12. "Note" or "Notes" shall mean the two Secured Promissory Notes of even date herewith made by the Borrower and delivered to the Lender as evidence for the Loan.

     13. "Overall Project" means the Project and certain tenant improvement work constructed or to be constructed on the Premises.

     14. "Parking Deck Improvements" means the improvements constructed or to be constructed in accordance with the Parking Deck Drawings.

     15. "Personal Property" shall mean the personal property and fixtures intended to be encumbered by the Lender's security interest granted hereunder and under the Mortgage.

     16. "Project" shall mean the Mall Renovation Improvements and Parking Deck Improvements.

     17. "Overall Costs" shall mean all hard (referenced as Construction Costs in the Budget as defined herein,) and soft (referenced as Development costs in the Budget) costs and expenses associated with the Overall Project, including but not limited to costs associated with the Mall Renovation Improvements and Parking Deck improvements, the Saks store allowance, the mall tenant store allowances and all other tenant improvement costs and leasing commissions.

     18. "Project Costs" means that portion of the Overall Costs relating solely to the mall Renovation Improvements and Parking Deck Improvements.




                  II.  ESCROW AND DISBURSEMENTS

     1. On the date hereof, Lender has advanced to Borrower the sum of Thirty Six Million ($36,000,000) Dollars toward Overall Costs, of which $11,178,641.72 is being placed in escrow with Lender as additional security for the Loan and the Notes evidencing the Loan. The escrowed funds may be commingled with other monies of Lender and shall be held in an account selected by Lender in its sole discretion. Interest shall be charged on the escrowed funds at the rate set forth in the Notes, and when debt service payments pursuant to the Notes are calculated and paid, the escrowed funds shall be included as part of the outstanding principal amount of the Notes.
As long as no "Event of Default" (as hereinafter defined) has occurred under this Agreement, the Notes, Mortgage or any other Loan Document, interest shall be credited for the benefit of Borrower on the average balance of the escrowed funds at a rate equal to the 30-day average of the daily Federal Reserve Composite Commercial Paper Rate, as published in the Wall Street Journal or similar financial publications; provided, however, that interest to be credited for less than one calendar month shall be credited at the average of the daily Federal Reserve Composite Commercial Paper Rate for such period.
Any interest credited on the escrowed funds shall be paid by Lender to Borrower no more often than following the end of each calendar quarter and shall be included in the next monthly disbursement processed after the end of such quarter.

     2. To secure payment of the Notes, the Borrower has simultaneously herewith executed and delivered the Mortgage to the Lender encumbering the Premises. The Mortgage shall be considered a part of this Agreement as though fully set forth herein, and the terms of this Agreement shall be considered part of said Mortgage as though fully set forth therein. In addition to the aforementioned Mortgage, Borrower hereby gives and grants to the Lender an exclusive security interest in and to all right, title and interest of Borrower in and to (i) all items of personal property now owned or hereafter acquired by Borrower with respect to the Premises including, but not limited to furnaces, boilers, oil burners, radiators and piping, plumbing and bathroom fixtures, heating refrigeration, air conditioning and sprinkler systems and fixtures, washtubs, sinks, toilets, gas and electric fixtures, stoves, ranges, awnings, screens, window shades, elevators, motors, dynamos, refrigerators, kitchen cabinets, counter tops, vanities, ovens, incinerators, pipes ductwork, plants and shrubbery and all other equipment and machinery, tools, appliances, fittings, fixtures and building materials of any kind and nature whatsoever and whether or not affixed to the realty located at the Premises; (ii) the Drawings and construction contracts regarding the ongoing and contemplated renovations to the Premises; (iii) all approvals, authorizations of governmental entities as to such renovations; and (iv) the escrowed funds, including interest, being held by lender pursuant to this loan Agreement and Borrower agrees to execute any and all documents including financing statements which may be required by the Lender to perfect the security interest granted hereby. FOR THESE PURPOSES, THIS AGREEMENT SHALL BE DEEMED TO BE A SECURITY AGREEMENT WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE OF NEW JERSEY.

     3. After the date hereof, applications for disbursements from the escrow account under this Agreement may be made by Borrower to the Lender no more often than once per calendar month.

     4. With respect to the Mall Renovation Improvements and Parking Deck Improvements, the Loan proceeds will be disbursed generally in accordance with the budget annexed hereto and made a part hereof as Exhibit C (the "Budget"). (The Budget makes reference to the Mall Renovation Improvements under Section
I. entitled "Renovation," and makes reference to the Parking Deck Improvements under Section II . entitled "Deck Restoration".) The Borrower shall have the right to reallocate line items in the Budget (without increasing the total amount of the Budget) without the prior written consent of Lender, provided, however, that the amount by which any line item is increased shall be treated as a "Cost Overrun," (as hereinafter defined), unless Borrower can demonstrate to Lender's satisfaction that the corresponding reduction in any line item(s) shall not reduce the scope or quality of the overall Project. Use of the "overall contingency" ("Overall Contingency") set forth in the Budget shall be subject to the same retainages as apply to other disbursements from escrow toward Project Costs, which retainages are set forth in Article II, paragraph 5, below. The Overall contingency set forth in the Budget shall be available for disbursement subject to the following terms and conditions:

               (i) The overall Contingency shall only be available for allocation between the Mall Renovation Improvements and Parking Deck Improvements;

               (ii) The Overall Contingency shall only be available (a) for the hard costs attributable to the (i) Mall Renovation Improvements, and Parking Deck Improvements; and (b) in a maximum amount, not to exceed $200,000 for the costs of (i) the design professionals, (only the Architect or Engineer), (ii) the builder's risk insurance, and (iii) testing and inspection, attributable solely to the Mall Renovation Improvements and Parking Deck Improvements;

               (iii)  The requested contingency allocation amount at any
given draw request shall not exceed the proportion of the   amount of the Mall
Renovation Improvements or Parking Deck Improvements disbursed to such date, over the total budgeted amount (exclusive of tenant allowances) for the Mall Renovation Improvements or Parking Deck Improvements, as applicable.

     5. (A) Disbursements from the escrow account toward Project Costs during construction and renovation shall be limited to the value of the portions of the work satisfactorily completed as determined by the Lender's inspector or Construction Monitor, minus a retainage as follows: Except as set forth hereinbelow to the contrary, the retainage for each portion of the Project (each contract for Mall Renovation Improvements or Parking Deck Improvements) shall be ten percent (10%) of the then respective contract sum at the time of each disbursement, after giving effect to all Change Orders and Cost Overruns, (as hereinafter defined) until such portion of the Project is fifty percent (50%) complete. Notwithstanding the foregoing, no retainage shall be held for the amount of the General Conditions of the respective General Contracts. Except as set forth hereinbelow to the contrary, when each portion of the Project is fifty percent (50%) complete, there shall be no retainage held on future disbursements, such that, upon Substantial Completion (as hereinafter defined) of each portion of the Project, the total retainage then being held in escrow by Lender shall be five percent (5%), (fifty percent of each portion of the Project at 10% retainage and fifty percent without any retainage, equals 5% total retainage). The respective General Contractor's fee shall be retained in accordance with their General Contract, until Substantial Completion (as hereinafter defined). After Substantial Completion of the Mall Renovation Improvements or the Parking Deck Improvements, the retainage for such portion of the Project which is Substantially Complete shall be 200% of the cost of completing punchlist items, as such punchlist costs are approved by Lender and the Construction Monitor. The punchlists shall be certified to Lender to be true, accurate and complete by the Borrower, the General Contractor and (i) the Architect (as to the Mall Renovation Improvements) or (ii) the Engineer (as to the Parking Deck Improvements). Upon Substantial Completion of each portion of the Project
(the reference to each portion of the Project means the Mall Renovation Improvements portion and the Parking Deck Improvement portion) (which by definition excludes tenant improvement construction) and upon satisfaction of the prerequisites set forth in Article II, Paragraph 8A below, the remaining balance of the escrow funds, less the retainage for punchlist items, shall be disbursed from escrow. Upon final completion of the punchlist items and satisfaction of the prerequisites to an advance for each portion of the Project pursuant to Article II, Paragraphs 7 and 8 below, the punchlist retainage for each portion of the Project shall be disbursed from escrow. The date on which Borrower has achieved Substantial Completion of the entire Project and satisfied the prerequisites set forth in Article II, Paragraph 7 and Paragraph 8 below is hereinafter referred to as the "Substantial
Completion Date". Notwithstanding anything else to the contrary contained in this Agreement, in the event of a "Cost Overrun" (as hereinafter defined), Lender shall not be obligated to make any further disbursements from the escrow unless and until Borrower funds such Cost Overrun, as more particularly described in Paragraph 5 (B) below of this Article. Borrower shall furnish, as requested, a projection of work progress with respect to the project in such form at such times as may be reasonably requested by the Lender or the Construction Monitor. Parts or the whole of any disbursement provided for herein may, in the discretion of the Lender, be disbursed before the time when due, but all such disbursements, if made, shall be deemed to have been made pursuant to this Agreement and not in modification thereof. Disbursements shall be made for materials purchased or manufactured for incorporation into the improvements but which, at the time a disbursement is requested, are not yet incorporated into the improvements (the "Unincorporated Materials"); provided:

               (i) the Unincorporated Materials, whether stored on or off the Premises, or are in transit, shall be secured, segregated and identifiable in a manner satisfactory to the Construction Monitor or Lender;

               (ii) the Construction Monitor shall be given the complete address of the place of storage of any Unincorporated Materials stored off the Premises;

               (iii) The Construction Monitor and Lender shall be provided with insurance (or evidence of insurance coverage satisfactory to the Lender) with respect to any Unincorporated Materials stored off the Premises or in transit, of kinds, in form and amount and written by insurers satisfactory to the Lender and covering the Lender as an insured;

               (iv) the Construction Monitor shall have received evidence satisfactory to it that Borrower has good title to the Unincorporated Materials, free from any lien or encumbrance;

               (v) the Construction Monitor shall have received copies of any documents of title and warehouse receipts that evidence title to the Unincorporated Materials;

               (vi) the Construction Monitor shall have received such documents and instruments, including, without limitation, financing statements, security agreements, consents of manufacturing, vendors, warehousemen and bailees, as the Construction Monitor may require, to evidence or perfect the Lender's lien on the Unincorporated Materials;

               (vii) the Construction Monitor shall have received evidence satisfactory to it that all specially fabricated Unincorporated Materials have been fabricated in accordance with the Drawings;
               (viii) the Borrower shall have delivered to the Construction Monitor a completed Schedule I-A to the Requisition Form, as hereinafter defined;

               (ix) if the Unincorporated Materials are not in transit, stored on the Premises, or with the manufacturer and the Unincorporated Materials are stored in a bonded warehouse, in which event Borrower shall have delivered to Lender such documentation evidencing said bond and receipt of the materials as shall be reasonably required by Lender, and said bond shall be reasonably required by Lender, and said bond shall be in form and substance reasonably satisfactory to Lender; and

               (x) the Architect as to the Mall Renovation Improvements, the Engineer as to the Parking Deck Improvements or the Construction Monitor is entitled to review the Unincorporated Materials for conformity with the Drawings as reasonably required by Lender.

          (B) Notwithstanding anything to the contrary contained in any of the other Loan Documents, Borrower (but no "Other Holder, as defined in the Note,) shall be personally liable for "Cost Overruns", (as hereinafter defined) but only to the extent of Borrower's (but no Other Holder's) assets. Borrower's personal liability for Cost Overruns shall continue in full force and effect until the Substantial Completion Date, as defined in Article II, Paragraph 5A, above. In the event of any Event of Default hereunder prior to the Substantial Completion Date, the Borrower shall continue to be personally liable for Cost Overruns, but only to the extent of Borrower's assets. As used herein, "Cost Overruns" means, as of a particular date, the amount, if any, by which the actual costs to complete the Project exceed the costs to complete the Project as set forth in the Budget. Borrower shall be entitled to no further disbursements hereunder unless and until it pays, in full, for any Cost Overrun. The Borrower's failure to pay any Cost Overruns within fifteen (15) days of notice from Lender shall constitute an Event of Default under this Agreement.

     6. As prerequisites to the initial Advance of a portion of the Loan toward Project Costs, the Lender shall have received from Borrower, at Borrower's sole cost and expense:

          (a) An original paid up Builder's risk casualty insurance policy covering risk of loss or damage to the Project due to fire or other casualties as Lender may require in a minimum amount of all hard costs constituting a part of the Project Costs (provided Borrower has delivered to Lender a certificate of insurance evidencing an "all risk" form of insurance policy on all buildings and improvements on the Premises, which policy contains both a replacement cost and an agreed amount endorsement), written by an insurance company approved by Lender and containing a mortgagee clause in favor of Lender in form acceptable to Lender; and certificates evidencing (i) liability insurance and workmen's compensation coverage insurance covering the General Contractor and the Borrower and (as to the liability policy) naming Lender as an additional insured, (ii) liability insurance of Borrower in amounts of not less than $1,000,000 for each person, $3,000,000 for each occurrence and
$1,000,000 for property damage and naming Lender as an additional insured, and (iii) professional liability insurance covering each architect or engineer performing design services with respect to the Project, in an amount not less than $2,000,000 per occurrence or claim made with respect to the Mall Renovation Improvements and not less than $1,000,000 per occurrence or claim made with respect to the Parking Deck Improvements. Notwithstand-ing the foregoing, Lender acknowledges that Cooper, Carry & Associates, the Architect with respect to the Mall Renovation Improvements carries $2,000,000 professional liability insurance, in the aggregate. Lender agrees that such insurance shall satisfy the professional liability insurance requirement under this paragraph, but solely as to Cooper Carry & Associates.

          (b) Two copies of the Drawings and any amendments thereto, for the proposed renovations on the Premises. Said Drawings shall:

               (i) have been referenced as the approved Plans in a letter (or letters) issued in favor of Lender, by the applicable General Contractor and/or Borrower; and

               (ii) thereafter, not be changed without the prior written approval of the Lender and the appropriate governmental authorities. Notwithstanding the foregoing, Borrower may, without Lender's consent, (w) authorize a change order if such change order will not result in a deviation from the Budget (whether due to an increase or decrease in cost) of more than $25,000, and the aggregate amount of all prior change orders, together with such change order, does not exceed $200,00; (x) authorize emergency field work for safety purposes which must be implemented to avoid injury to persons or prop-erty; (y) authorize work due to abate or avoid code violations; or (z) authorize work due to unantici-pated field conditions, provided (1) Lender is notified in writing by Borrower of such deviation from the Drawings within ten (10) working days (Monday through Friday except federal holidays) (said notice to set forth a detailed explanation of the basis for the change and the scope and dollar amount of the change order so issued), and (2) provided further that the change order shall not reduce in any material respect the quality of construction of, or the materials used in, the Project. Any change to the Drawings approved by Lender or permitted by the foregoing provisions of this subparagraph to be implemented without the prior approval of Lender is herein called a "Change Order". No disbursement shall be made for any Change Order unless the Change Order has been signed by a duly authorized officer of the General Contractor and the duly authorized representative of the Borrower and the appropriate Architect and/or Engineer of record.

          (c) Certifications by the Borrower's architects and engineers stating that:

               (i) the design of the renovation and/or construc-tion of the proposed improvements as shown in the Drawings prepared by such architect(s) or engi-neer(s), is in compliance with all applicable governmental laws and requirements;

               (ii) any and all changes in the Drawings prepared by such architect or engineer that are required by the governmental authorities having jurisdiction will be made; and

               (iii) the Lender is authorized, upon an Event of Default with respect to the Loan, to use the Draw-ings prepared by such architect or engineer without cost to the Lender.

          (d) Copies of the Borrower's contracts currently existing with all contractors, if any, who will supply labor, material and/or equipment for the renovation and/or construction of the proposed improvements on the Premises. Such contracts shall be conditionally assigned to the Lender by an instrument in the form of Exhibit G annexed hereto and made apart hereof. The Borrower shall also deliver copies of all subcontracts relating to the Project if reasonably available to Borrower.

          (e)  Intentionally Deleted

          (f) Copies of agreements with all the architects and engineers and statements of account paid to date.

          (g) Copies of all permits and approvals required for the renovation or construction of the proposed improvements on the Premises in accordance with the Drawings. Borrower shall be required to deliver to the Lender building permits satisfactory to the Lender, prior to any disbursement from the escrowed funds and prior to any Advance toward Project Costs.

          (h) Assurance that no proceedings have been threatened, to the best of Borrower's knowledge, or commenced by any authority under a power of eminent domain, other than a strip of land containing approximately 1,000 square feet to the New Jersey Department of Transportation for road widening purposes.

          (i) A requisition authorization, which shall not be revocable except with Borrower's prior written notice to the Lender, designating the person or persons on behalf of Borrower authorized to execute the requisition forms.

          (j) The Lender's required requisition form, in the form of Exhibit D annexed hereto and made a part hereof (the "Requisi-tion Form") completed by the Borrower and signed by the Borrower's authorized representative, together with supporting documentation, such as invoices.

          (k) The Payment Application, General Contractor's Draw Request and Design Architect's/Engineer's Draw Request Certifica-tin form for the Project certified by the appropriate Architect and/or Engineer and the General Contractor in the form of Exhibit E annexed hereto and made a part hereof.
The Lender may also require Borrower to submit any other documents or information which it reasonably deems necessary for its review and approval of requests for disbursements and advances. Requests for disbursement of escrowed funds and Advances will be reviewed and approval of same shall be conditioned upon the Lender, being satisfied with the costs, progress and status of construction as required pursuant to the terms of this Agreement. Any disapproval by Lender shall be accompanied by a detailed description of the reason(s) for such disapproval. The Lender will disburse only that amount which Lender is obligated to disburse under this Agreement.

          (l) An Owner's Affidavit in the form annexed hereto and made a part hereof as Exhibit F (the "Owner's Affidavit"), completed by the Borrower and executed by the Borrower's authorized representative on behalf of Borrower.

          (m) Such waivers, subordinations, releases and discharg-es of mechanics' and materialmen's notices, claims, liens, lien rights and stop notices as Lender or the title insurance company insuring the Mortgage (the "Title Company") may reasonably require.

          (n) Any documents evidencing compliance with all other terms and conditions of this Agreement, reasonably required by the Lender.

          (o) A complete construction and/or development schedule and cost breakdown showing the General Contractor , all subcontrac-tors and materialmen who will perform services upon or supply materials for the proposed renovations and/ or improvements on the Premises, and the amounts certified by the Borrower to be due to each in connection with their services.

          (p)  A certified rent roll.

          (q) An Assignment of Construction Contract and Contract-or's Acknowledgment and Consent from each General Contractor in the form of Exhibit G annexed hereto and made a part hereof.

          (r) Any other items set forth in Lender's Project Review Checklist, a copy of which is annexed hereto as Exhibit H.

          (s) An inspection report from Lender's Construction Monitor evidencing approval of satisfactory completion of renova-tin work on the Premises to the extent of the work completed and for which a disbursement has been requested. The Construction Monitor shall provide a report to Lender within (5) business days after the Construction Monitor's receipt of all of the foregoing prerequisites from Borrower.

     7. As prerequisites to any subsequent disbursement of any portion of the escrowed funds, the Lender shall have received from the Borrower at Borrower's sole cost and expense (unless otherwise expressly provided):

          (a) At Lender's sole cost and expense, an inspection report from Lender's Construction Monitor evidencing approval of satisfactory completion of renovation work on the Premises to the extent of the work completed and for which a disbursement has been requested. Lender is to cause the Construction Monitor to provide the report to Lender within five (5) business days after the Construction Monitor's receipt of all of the prerequisites from Borrower set forth Below.

          (b) The Requistion Form, completed by the Borrower in the form of Exhibit D annexed hereto and made a part hereof and signed by the Borrower's authorized representative, together with supporting documentation, such as invoices.

          (c) The Payment Application, General Contractor's Draw Request and Design Architect's/Engineer's Draw Request Certifica-tin for the Project certified by the appropriate Architect and/or Engineer and the General Contractor in the form of Exhibit E annexed hereto and made a part hereof.
The Lender may also require Borrower to submit any other documents or information which it reasonably deems necessary for its review and approval of the disbursement. Disbursements will be reviewed and approval of same shall be conditioned upon the Lender, being satisfied with the costs, progress and status of renovation and construction as required pursuant to the terms of this Agreement. Any disapproval by Lender shall be accompanied by a detailed description of the reason(s) for such disapproval. The Lender will disburse only that amount which Lender is obligated to disburse under this Agreement.

          (d) The Owner's Affidavit completed by the Borrower and executed by the Borrower's authorized representative on behalf of Borrower in the form of Exhibit F hereto.

          (e) A clear rundown search to the Mortgagee Title Insurance Policy and/or endorsement to the Mortgagee Title Insurance Policy insuring that the Mortgage, without exception, continues to be a first lien on the Premises.

          (f) Such waivers, stipulations, subordinations, release and discharges of mechanics' and materialmen' notices, claims, liens, lien rights and stop notices as Lender or the Title Company may reasonably require.

          (g) Affidavits from the Borrower and the General Contract that all money previously disbursed from the escrowed funds has been paid in accordance with prior requisitions; provided, however, to the extent that a General Contractor delivers to Lender an unconditional lien waiver as to all prior disburse-meats, the General Contractor shall not be required to deliver the Affidavit required by this subparagraph.

          (h) Any documents evidencing compliance with all other terms and conditions of this Agreement, reasonably satisfactory to the Lender.

          (i) Copies of Borrower's contracts with all contractors, if any, not previously supplied to the Lender, who will supply labor, material and/or equipment for the proposed renovation or construction of the improvements on the Premises. Such contracts shall be conditionally assigned to Lender by an instrument in the form of Exhibit G annexed hereto and such contractors shall execute and deliver an Acknowledgement and Consent to the Assignment in the form of Exhibit G annexed hereto. If reasonably available to Borrower, the Borrower shall also deliver copies of all subcon-tracts pertaining to the Project and not previously delivered to Lender.

          (j) A revised and complete construction schedule and cost breakdown showing the General Contractor, all subcontractors and materialmen who will perform services upon or supply materials for the proposed improvements and renovations on the Premises and the amounts certified by the Borrower to be due to each in connection with their services, and

          (k) Complete and accurate responses by Borrower to the Construction Monitor's "Plans & Specifications Review Comments" mailed to Borrower on July 27, 1994. Such responses shall be subject to the review and approval of Lender and the Construction Monitor.

          (l) A certified list of all contractors and subcontract-tars who will supply labor and/or material with respect to the Project. Said list to be provided in accordance with Section 37 of the New Jersey Construction Lien Law, P.L. 1993, C.318.

     Disbursements will be made by Lender, subject to the other terms and conditions of this Agreement, within ten (10) business days after satisfaction of all the prerequisites set forth in Article II, paragraph 6 above, this paragraph 7, or paragraph 8 below.

     8.   A.   Upon "Substantial Completion" (as hereinafter defined) of
each portion of the Project (the reference to each portion of the Project, means the Mall Renovation Improvements portion and the Parking Deck Improvements portion) (which by definition excludes tenant improvement construction) and upon Borrower's satisfaction of the additional prerequisites set forth below as subparagraphs (a) through (f) in this paragraph a, with respect to the applicable portion of the Project, the Lender will disburse to Borrower the remaining balance of any escrow funds (less a retainage in the amount of 200% of the cost of completing punchlist items) with respect to such portion of the Project and any accrued and unpaid interest thereon, provided that Borrower has satisfied the prerequisites set forth in Paragraph 7 above and this Paragraph 8A. As set forth herein, "Substantial Completion" means
(i) completion of each portion of the Project (a) sufficient for it to be utilized legally and practically for its intended purposes, (b) in a workmanlike manner as determined by Lender based on standard industry practice, and (c) in accordance with the Drawings; and (ii) the issuance of a Certificate of Substantial Completion (AIA G704) certified by the Architect or Engineer who prepared the Drawings for such portion of the Project. Substantial Completion may be achieved even though there are minor items of a punchlist nature which remain to be completed.

     As additional prerequisites to disbursement of the remaining balance of the escrowed funds (less the retainage amount of 200% of the cost of completing punchlist items) with respect to the Mall Renovation Improvements portion of the Project and/or the Parking Deck Improvements portion of the Project, Borrower, at its sole cost and expense, shall have delivered the following items to Lender and its Construction Monitor at the time of Borrower's submission to Lender and its Construction Monitor of the requisi-tin form for such remaining portion of the escrow;

          (a) To the extent obtainable by Borrower pursuant to its existing contracts with the General Contractors, Architect and/or Engineer, and upon the request of Lender, "as-built drawings", which shall be plans prepared after construction is complete and showing all work as actually installed;

          (b) A Certificate of Substantial Completion (AIA G704) certified by the Architect or Engineer who prepared the Drawings for such portion of the Project;

          (c) A final and unconditional Certificate of Occupancy issued by the appropriate governmental authority having jurisdic-tion or such other forms as provided by the local jurisdiction evidencing that the new improvements have been inspected and approved and may be legally occupied and/or used for their intended purposes. Notwithstanding the foregoing, a temporary Certificate of Occupancy or such other form as provided by the local jurisdic-tin evidencing that the new improvements have been inspected and approved and may be legally occupied and/or used for their intended purposes will be acceptable to Lender, provided the only items requiring completion under the temporary Certificate of Occupancy are the same items referenced in the applicable punchlists for which a 200% retainage is being held in escrow;

          (d) Final and unconditional lien waivers from any General Contractor or subcontractor as to which Lender and the Construction Monitor had previously received only partial or conditional lien waivers, excluding, however, lien waivers with respect to punchlist items;

          (e) A certification from the Architect or Engineer, as applicable, that the punchlist items are true, accurate and complete; and

          (f) An unconditional discharge of any mechanics' liens, notices of intention, materialmen's liens, notices, claims, construction liens, rights and notices, if any, relating to the Mall Renovation Improvements and/or the Parking Deck Improvements, as applicable.

          B. Upon final completion of the punchlist items, Lender shall disburse to Borrower the retainage for the punchlist items, with respect to each portion of the Project, provided Borrower delivers to Lender and its Construction Monitor at Borrower's sole cost and expense, the following items, together with the final requisition forms:

          (a) A Contractor's Certificate of Compliance with Plans and Specifications, certified by the General Contractor that performed the work for which the final advance is being requested, in the form annexed hereto and made a part hereof as Exhibit E;

          (b) The appropriate Architect's or Engineer's certified copy of the final punchlist of itemized work stating that each item payment been completed or otherwise resolved for acceptance;

          (c) If there are any bonds issued, a consent to final payment of any surety with respect to such portion of the Project;

          (d) A final and unconditional Certificate of Occupancy issued by the appropriate governmental authority having jurisdic-tin or such other form as provided by local jurisdiction evidenc-ing that the new improvements have been inspected and approved and may be legally occupied and/or used their intended purposes;

          (e) A certification from the Borrower that all close-out requirements pursuant to its contracts with the General Contrac-tars, including but not limited to as-built drawings, if any, warranties, manuals, keys, etc. have been received, reviewed as necessary and approved for each General Contractor and subcontract-tor. and

          (f) Final and unconditional lien waivers from any General Contractor or subcontractor as to which Lender and the Construction Monitor had previously received only partial or unconditional lien waivers.

     9. Borrower shall be entitled to a disbursement draw from the escrow amount in a maximum amount of $2,790,596 for tenant improvement costs and/or leasing commissions provided Borrower satisfies the following prerequisites with respect to any such disbursement from the escrow:

          (a) The Borrower shall have delivered to Lender a notice setting forth (i) a description of the lease for which the tenant improvement costs or leasing commission has been incurred, (ii) the amount of the tenant improvement costs and leasing commission being requested and (iii) a certification from the Borrower that the tenant improvement costs or leasing commission has been incurred in accordance with applicable lease; and

          (b) The Lender shall have approved the lease as to which the tenant improvement costs or leasing commission is being requested, said approval to be pursuant to the terms and conditions of the Assignment.

     10. No disbursement of escrowed funds shall be due or payable while there is any lien, or encumbrance or other cloud upon title to said Premises other than the Mortgage and the permitted Exceptions set forth on Exhibit I, attached hereto and made a part hereof ("Permitted Exceptions"); provided, however, that as to mechanics liens or other construction liens, during the prior of any bona fide contest of same, Borrower may provide to lender a bond or affirmative title insurance endorsement, in form and substance satisfactory to lender and its counsel, in which event the disbursement of escrowed funds shall be made as otherwise contemplated by this Agreement.

     11. Nothing contained herein or in any other documents and agreements contemplated hereby or executed approximately simultaneously herewith shall impose upon the lender any obligation to see to the proper application of Advances, including, without limitation, disbursements of escrowed funds, by the Borrower, contractor or subcontractors, and nothing shall prevent the lender, at its option, from deducting from and Advance, including disbursement of escrowed funds, any sums due to it from the Borrower beyond any applicable grace or cure period for unpaid interest or for sums paid and expended by the lender for taxes or assessments, for insurance, and similar expenses pursuant to its rights under the terms of this Agreement, the Notes or the Mortgage.

         III.  REPRESENTATIONS, WARRANTIES AND COVENANTS

     To induce the Lender to enter into this Agreement and to make disbursements hereunder, Borrower represents, warrants and covenants to the lender that:

     1. The Borrower agrees to complete the Project on the aforesaid Premises, in accordance with the Drawings and standard industry practice, and to satisfy all other preconditions to the disbursement of all escrowed funds, on or before twelve months from the date hereof, subject to delays due to "force majeure". "Force majeure" shall mean strikes, lockouts, earthquakes, floods or other natural disasters, war, riot, civil insurrection, government moratorium or similar governmental action (not due to the failure of Borrower to comply with the Drawings or all applicable laws), or the bankruptcy of the General Contractor and/or any material subcontractor. In the vent of such a force majeure, then the period to complete the Project and satisfy all other preconditions for the disbursement of all escrowed funds shall be extended by the number of days that satisfaction of such obligations is delayed due to the force majeure as reasonably determined by Lender, but in no event shall such extension apply if it would permit either Bloomingdale's or Saks Fifth Avenue to cancel their respective extensions or obligations to extend their respective operating covenants for 15 years each. The Drawings shall be delivered to and held by the Lender and when so delivered shall govern on all matters that may arise with respect thereto. All requests for changes in the Drawings must be in writing, signed by the Borrower, and shall be conditioned upon acceptance by the lender, which the Lender, in its reasonable discretion may prescribe, it being understood that the lender at all times has the right to require compliance with the original Drawings subject, however, to Article II, Paragraph 6(b) (ii).

     2. The Borrower is a limited partnership duly organized, validly existing and in good standing under the laws of Illinois and has the power to execute, deliver and carry out the terms of this Agreement, the Notes, and the Mortgage and the Financing Statements, and all of its general partners have duly authorized and approved the terms of the Loan and the taking of any and all action contemplated hereunder by the Borrower. At all times throughout the term of the Loan Agreement, Borrower (i) shall maintain its limited partnership existence and all rights, privileges, franchises, licenses and other authority necessary to conduct it business, and (ii) shall not liquidate or dissolve without the prior express written consent of the Lender.

     3. The execution of this Agreement, the Notes, the Mortgage, Financing Statements and every other instrument or document required to be executed in connection herewith or which the Lender may reasonably deem advisable in connection herewith does not violate any provisions of the Certificate of Limited Partnership of the Borrower or of any agreement or undertaking to which the Borrower is a party or by which the Borrower is bound in any manner.

     4. Borrower and its general partner have taken all limited partnership and corporate action required by law on their part to validate and make this Agreement, the Notes, Mortgage, Financing Statements and any other documents required in connection herewith enforceable, and will deliver approximately simultaneously herewith certification of such limited partnership and corporate action.

     5. Borrower has, and at all times while any amount of the Loan remains outstanding will have, good and marketable title in fee simple to the Premises.

     6. All construction and renovation heretofore performed on the Premises will continue with reasonable diligence and has been and will continue to be performed inaccordance with the Drawings.

     7. Borrower will execute and deliver any further mortgages or any other documents or instruments necessary to achieve and maintain at all times the balance due to the lender as a valid first lien on the Premises and the Personal Property, subject to the Permitted Exceptions.

     8. Subject to the terms of the Mortgage, Borrower agrees to pay all fees, expenses and charges incident to the procuring and making of said Loan, including but not limited to the charges for the examination of the title of the Premises, title insurance premiums, surveys, reasonable legal fees and expenses, recording fees and for all searches which may be required by the Lender to assure the Lender that the Mortgage is a first lien (but Borrower shall not be required to pay the fees of Lender's Construction Monitor), and if not so paid, the Lender may make such payments as Advances or disbursements of the funds escrowed hereunder.

     9. Borrower agrees that it will receive all disbursements hereunder as a trust fund to be applied for the purpose of paying for the cost of the Overall Project, but nothing herein shall impose upon the Lender any obligation to see to the proper application of such disbursements by the Borrower.

     10. Borrower agrees:(i) that said Project shall be constructed and completed in accordance with all applicable ordinances and statutes and in accordance with the requirements of all regulatory authorities having jurisdiction (after giving effect to any variances obtained by Borrower or any grandfathering available to Borrower) and in conformity with the requirements of the Board of Fire Underwriters or similar body; (ii) that said project shall be constructed entirely on the aforesaid Premises and will not encroach upon or overhang any easement or right-of-way nor upon the land of others, and that the renovations and improvements shall be wholly within the building restriction and set-back lines and will not violate applicable use or other restrictions of record, zoning ordinances or regulations; and (iii) that it will furnish from time to time as reasonably requested by Lender satisfactory evidence with respect thereto, together with a survey certified by a licensed surveyor or engineer showing the renovations and improvements to be entirely on said land and free from such violations as aforesaid.

     11. Borrower represents and warrants that all necessary approvals, consents and permits for the construction and completion of the Project have been obtained from all governmental agencies or authorities having jurisdiction including, but not limited to, all environmental approvals, all building or construction permits, zoning, site plan or subdivision approvals, and all time periods to appeal said permits, consents and approvals have expired with no appeal having been filed. Borrower represents, warrants and covenants that all of such approvals and permits are legally valid, in full force and effect and shall continue in full force and effect until completion of the Project. The Borrower shall not change or amend any of the governmental approvals regarding the Project without the prior written consent of the Lender; provided, however, the Lender will not withhold its consent to any change or amendment not materially affecting the scope of the Project or the quality of construction or if the materials used in the Project. In addition, the Borrower shall comply with all of its obligations pursuant to all governmental approvals.

     12. Except as may be otherwise set forth in the Mortgage, Borrower agrees to provide or cause to be provided worker's compensation insurance and public liability insurance, builders risk, and other insurance required by applicable law with respect to the Project. Except as may be otherwise set forth in the Mortgage, all such policies shall be with such companies and in such form and amounts as shall be satisfactory to the Lender. The originals thereof shall be deposited with the Lender. All such policies shall contain a provision to the effect that such policies shall not be canceled, altered or in any way limited in coverage or reduced in amount unless the Lender is notified in writing at least thirty (30) days prior to such cancellation, alteration, limitation or reduction. Except as may be otherwise set forth in the Mortgage, at least thirty (30) days prior to the expiration of any such policies, the borrower shall furnish evidence satisfactory to the lender that the policies have been renewed or replaced (together with proof of payment of premium).

     13. Except as may be otherwise set forth in the Mortgage, Borrower agrees that it will not assign this Agreement or any Advance or disbursement to be made hereunder or any part thereof, nor convey, nor encumber the Premises or the Personal Property, or any of them or any part thereof, without the Lender's prior written consent.

     14. Borrower agrees and does assign to the Lender the general contracts with the General Contractor upon the occurrence of an Event of Default hereunder.

     15. The Borrower agrees to promptly comply with all statutes, rules, regulations and orders applicable to the Project including without limitation, those rules,regulations and orders concerning the environment.

     16. The Lender and its agents, including but not limited to any Construction Monitor designated by Lender, shall, during regular hours of construction and renovation, have the right of entry and free access to the Project and the right to inspect all work done, labor performed and materials furnished in and about the Project and to inspect contracts, subcontracts, books and records of the Borrower and to have prompt access to any and all information reasonably required by Lender, its agents and/or Construction Monitor relating to the Project and the performance thereof. The Borrower shall promptly provide Lender or its Construction Monitor with all items set forth on Lender's Project Review Checklist. Borrower shall provide Lender or its Construction Monitor with reasonable prior notice of all meetings relating to performance of the Project, and the Lender or its Construction Monitor shall have the right to attend all such meetings. The Borrower shall advise Lender or its Construction Monitor of all relevant schedules as Lender or the Construction Monitor deem necessary to monitor the Project. All documents and reports relating to the Project requested by Lender or its Construction Monitor shall be promptly provided by Borrower in a timely manner to the extent available or obtainable by Borrower. The Borrower shall provide daily work force logs. The Borrower shall also provide to the Construction Monitor from time to time, upon the Construction Monitor's request, which shall not be more frequently than monthly, anticipated job costs reports, outlining the Borrower's estimate of costs to complete the Project.

     17. The Borrower hereby assigns to Lender as further security for the Loan, all governmental approvals, construction and building permits, licenses and contracts relating to the Premises, including but not limited to, all environmental approvals, all approvals for sewer, water and other utilities, zoning site plan or subdivision approvals, each as may be permitted by the entity issuing such approvals, permits, licenses and contracts, or to the extent permitted by law.

     18. Borrower shall at all times have and maintain all payment, performance and other bonds and insurance required by any state, federal or municipal government or agency.

     19. As reasonably required by Lender at reasonable intervals during the course of construction and renovation, Borrower shall provide the Lender with the most current as-built drawings available to Borrower. Lender agrees to accept a mark-up of the most current as-built drawings, prior to Substantial Completion. At the request of Lender, upon Substantial Completion of each portion of the Project, Borrower shall provide Lender with a current as-built drawing. At the request of Lender, upon Substan-tial Completion of the entire Project, Borrower shall also provide Lender with a current as-built drawing.

     20. The Borrower shall execute and deliver to Lender any and all documentation reasonably required by lender so as to render the Lender a beneficiary under any and all bonds delivered in connect-tion with the Project.

     21. Borrower, at its sole cost and expense, shall promptly replace or repair any work not performed in accordance with this Agreement which is rejected by the Lender or its Construction Monitor.

     22. Borrower shall deliver to Lender a certified rent roll on every October 1, January 1, April 1 and July 1 after the date hereof.

     23. The improvements on or which may be erected or renovated on said Premises shall not encroach upon the street or upon adjoining property or violate restrictive covenants of record or local zoning ordinances.

     24. The fixtures, or articles to be used in the construction or renovation of any of the improvements shall be purchased by the owner of the Premises, so that the ownership thereof will vest in said owner free from all encumbrances on delivery to the Premises.

     25. With respect to any disbursement made to Borrower from the escrow for a tenant improvement cost:

          (a) Borrower shall deliver to Lender a tenant estoppel certificate, if required by the lease, evidencing unconditional acceptance of all work by any tenant for whose benefit the work was performed and certifying as to other matters reasonably required by Lender;

          (b) Borrower shall deliver to Lender, if applicable, final and unconditional lien waivers from any general contractor or subcontractor performing all or a portion of such tenant improve-ments;

          (c) Borrower shall provide Lender and it Construction Monitor the right to inspect the leased premises to verify that the tenant improvements have been substantially completed; and

          (d) Borrower shall provide Lender and its Construction Monitor, the right to review (but not approve), copies of the Borrower's budgets for tenant improvements and leasing commissions.

     26. No tenant improvements shall adversely affect the building structure.


                     IV.  EVENTS OF DEFAULT

     The occurrence of any of the following events shall constitute an Event of Default hereunder:

     1.   The occurrence of an Event of Default under any of the Loan
Documents.

     2. The Borrower shall have failed to duly observe or perform any covenant, condition, term, undertaking or agreement on the part of the Borrower to be observed or performed pursuant to this Agreement, other than those described in other paragraphs of this Article IV, and such default shall have remained uncured for a period of thirty (30) days after notice thereof to the Borrower by the Lender; provided, however, that if any such default shall be of such nature that it cannot be cured or remedied within thirty (30) days, Borrower shall be entitled to a reasonable period of time to cure or remedy such default, provided Borrower commences the cure or remedy thereof within the thirty-day period following the giving of notice and thereafter proceeds with diligence to complete such cure or remedy.

     3. Any representation or warranty made by Borrower in this Agreement, in the Notes or Mortgage, or in any other Loan Document shall have been untrue or inaccurate in any material respect.

     4. Upon failure for thirty (30) days to comply with any law, ordinance, order, rule or regulation of any governmental authority having jurisdiction over work of the type as herein contemplated to be erected or performed, or upon refusal for a period of thirty (30) days to remove any work condemned or rejected by any of the said authorities or prohibited by law; provided, however, that if any such default shall be such nature that it cannot be cured or remedied within thirty (30) days, Borrower shall be entitled to a reasonable period of time to cure or remedy such default, provided Borrower commences the cure or remedy thereof within the thirty-day period following the giving of notice and thereafter proceeds with diligence to complete such cure or remedy.

     5. The Borrower shall have failed to present to the Lender evidence that all such persons, firms or corporations who have performed labor or furnished material have been paid in full, and such default shall have remained uncured for a period of thirty (30) days after notice thereof to the Borrower by the Lender.

     6. A mechanic's lien, stop notice, notice of intention or any other notice, lien or encumbrance shall have been filed against the Premises, with respect to the work performed or to be per-formed, or labor or materials furnished or to be furnished, as contemplated herein, and the Borrower shall have failed to procure within thirty (30) days after the same is filed, a postponement or cancellation of the said lien or encumbrance, or a discharge thereof, in the manner and form provided by law, or bonding or title insurance coverage satisfactory to Lender, and such default shall have remained uncured for a period of thirty (30) days after notice thereof to the Borrower by the Lender.

     7. Subject to force majeure if Borrower shall (i) at any time prior to the completion of the Project, abandon the same or cease to work thereon for a period of more than twenty (20) consecutive days, or (ii) fail to complete the erection of the Project in accordance with the Drawings within twelve (12) months from the date hereof or (iii) make changes in the Drawings without first securing written approval of the Lender, except as may be permitted under Article II, Paragraph 6b(ii).

     8. Except as may be permitted in the Mortgage, Borrower shall have caused or permitted a security interest, perfected or otherwise, other than the security interest specifically provided for or permitted hereunder or under the Mortgage to be created in any collateral provided for hereby or thereby, or shall have failed to take any action requested by the Lender to perfect or protect the security interests provided for herein or therein within ten (10) days after such request.

     9. The Borrower shall have transferred or caused to have been transferred title to the Premises, or any part thereof, to any person, entity or otherwise, whether voluntarily, involuntarily or by operation of law, except as may be permitted by the Mortgage.

     10. The Borrower shall have assigned or attempted to assign any of its rights or obligations under this Agreement except as may be permitted by the Mortgage.

     11. The Borrower shall have failed to pay any Cost Overrun in full within fifteen (15) days after notice from Lender.


                   V.  CONSEQUENCES OF DEFAULT

     In case any Event of Default shall have occurred, then and in every such Event of Default, the Lender may take any or all of the following actions in addition to those actions allowed in the Notes, the Mortgage and any other Loan Document securing or evidencing the Loan, at the same time or at different times:

     1. Declare all loans and sums owing to the Lender from Borrower under this Agreement, the Notes, the Mortgage and/or any other Loan Document to be immediately due and Payable, whereupon all such sums shall immediately become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower.

     2. Enter into possession of the Premises (either itself or through an agent or receiver, or in the name of Borrower as set forth below) and perform any and all work and labor necessary to complete the improvements and renovations substantially according to the Drawings and employ watchmen to protect the Premises from injury; all sums so expended by the Lender shall be deemed paid to Borrower and secured by the Mortgage, and the escrowed funds or funds of the Lender, at Lender's sole option, may be used for such purpose. For this purpose, the Borrower hereby constitutes and appoints the Lender its true and lawful attorney-in-fact with full power of substitution in the Premises, to complete the Project in the name of the Borrower, and hereby empowers said attorney or attorneys as follows:

          (a) To use any funds of the Borrower, including any balance which may be held in escrow, or any portion thereof, for the purpose of completing the Project in the manner contemplated by the Drawings;

          (b) To make such additions and changes and corrections in the Drawings which shall be necessary or desirable to complete the Project in substantially the manner contemplated by the Drawings;

          (c) To employ such contractors, subcontractors, and agents, architects, engineers and inspectors as shall be required for said purposes; to pay, settle or compromise all existing bills and claims which may be liens against the said Project, or as may be necessary or desirable for the completion of the job, or for the clearance of title;

          (d) To execute all applications and certificates in the name of the Borrower which may be required by any of the contract documents and to do any and every act which the Borrower might do in its own behalf. It is further understood and agreed that this power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked. The Lender, as attorney-in-fact, shall also have power to prosecute and defend all actions or proceedings in connection with the construction or performance of the Project.

 The Borrower hereby assigns and quitclaims to the Lender all sums unadvanced under said Mortgage and all sums held in escrow conditioned upon the use of said sums in escrow for the completion of the Project (or to be applied against the Lender's expenses of collection, accrued but unpaid interest, the principal amount of the Notes, or payment of taxes and/or insurance premiums, as the Lender may elect), such assignment to become effective only in the case of the occurrence of an Event of Default hereunder. In no event, however, shall Lender (nor any successor or assignee of Lender) execute any document which purports to create any personal liability of Borrower to third parties pursuant to the foregoing power of attorney or otherwise, and every document executed pursuant to such provisions shall contain an exculpation clause to that effect. Provided, however, that nothing contained in this subparagraph or in any document executed pursuant hereto shall affect the liability of Borrower to Lender under this Agreement as described in paragraphs 12 and 12.1 of the Note, which have been incorporated into this Agreement pursuant to
Article VII, paragraph 15.

     3. To apply the escrowed funds and all interest earned thereon, or any portion of said funds and/or interest, against the obligations of the Borrower under the Notes, Mortgage or any other Loan Document, and in the event of the application of such monies toward the principal due under the Notes, also toward the Make Whole Premium as defined in the Notes.

     4. To institute and maintain foreclosure proceedings. In case of the foreclosure of the Mortgage prior to the time when the improvements shall fully completed or renovated, it is hereby expressly agreed between the parties hereto that all work remaining to be done and materials still to be furnished shall be considered as work necessary for the conservation and
preservation of the subject matter secured by said Mortgage, to wit:   the
Project contemplated to be renovated and constructed under this Agreement.

     5.   To institute proceedings to collect the amount of any Coast
Overrun(s).

     6. Take any of the remedies otherwise available to it as a matter of law or equity.

     7. The Lender shall not be required to make any Advances or disbursements of escrowed funds during the existence of an Event of Default, provided, however, the Lender may, in its sole discretion, make
Advances or disbursements of escrowed funds notwithstanding the existence of such an Event of Default or the occurrence of any such event, and any Advance or disbursement of escrowed funds so made shall be deemed to have been made pursuant to this Agreement.

     8. Take any action, without the requirement of foreclosure proceedings, directly against the Borrower.

     9.   Take any action available under any of the Loan Documents.



                              VII. MISCELLANEOUS

     1. Following an Event of Default, Lender shall be entitled to reimbursement from Borrower for its reasonable expenses incurred in the enforcement or liquidation of any debt due hereunder, or for the enforcement of payment of the Loan, or for its administration of the Loan, and those expenses shall, without limitation, including reasonable attorneys' fees, be secured herein, and are to be added to the Loan, and secured by the Mortgage. Until paid by Borrower, said amounts shall bear interest at a rate equal to the lesser of (i) four percent (4%) per annum above the then applicable rate of interest payable under the Notes or (ii) the maximum rate allowed by applicable law (the "Post-Default Rate").

     2. Borrower agrees that no delay on the part of the Lender in exercising any power or right hereunder shall operate as a waiver of any such power or right, preclude other or further exercise thereof, or the exercise of any other power or right. No waiver whatsoever shall be valid unless in writing and signed by the Lender and then only to the extent set forth therein.

     3. Borrower waives presentment, dishonor and notice of dishonor, protest and notice of protest of all commercial papers at any time held by the Lender on which the Borrower is in any way liable.

     4. The provisions of this Agreement shall be in addition to those of the Mortgage, Notes and other writings held by the Lender relating to this Loan, all of which shall be constructed as one instrument.

     5. This Agreement shall be binding upon the parties hereto, their respective successors and assigns and shall inure to the benefit of the Lender and its successors and assigns. Borrower shall have no right to assign its rights and obligations under this Agreement except as may be set forth in the Mortgage. Any attempted assignment of same shall be void and shall constitute an Event of Default under this Agreement.

     6. The rights and remedies herein expressed to be vested in or conferred upon the Lender shall be cumulative and shall be in addition to and not in substitution for or in derogation of the rights and remedies conferred by any applicable law.

     7. All notices to be given to any party hereunder shall be given to such party and shall be effective in accordance with the notice provisions of the Mortgage.

     8. Nothing herein contains shall impose upon the Lender any obligation to enforce any terms, covenants or conditions contained herein. Failure of the Lender, in any one or more instances, to insist upon strict performance by the Borrower of any terms, covenants or conditions of this Agreement shall not be deemed to be a waiver or relinquishment of any such terms, covenants and conditions.

     9. All conditions of the obligation of the Lender to make advances or disbursements of escrowed funds hereunder are imposed solely and exclusively for the benefit of the Lender and its assigns and no other person or persons shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make advances or disbursements of escrowed funds in the absence of strict compliance with any or all thereof and no other person or persons shall, under any circumstances, be deemed to be a benefi-ciary or beneficiaries of such conditions, any and all of which may be waived in whole or in part by the Lender if in its sole discretion it deems it advisable to do so.

     10. This Agreement and all rights and obligations hereunder may be assigned or otherwise transferred by the Lender to anyone of its choosing.

     11. This Agreement, the loans made hereunder and the rights of the parties shall be construed and enforced under the laws of the State of New Jersey.

     12. Borrower agrees that it shall defend, hold harmless, and indemnify the Lender from and against any and all losses, damages, claims, judgements, liens, costs, and expenses (including all reasonable attorney's fees and expenses) of any nature whatsoever arising out of or in any manner relating to the Project or the construction, renovation or financing thereof or any other activities at the Premises except to the extent resulting from the gross negligence or wrongful acts of Lender, Construction Monitor or their respective agents or representatives.

     13. The parties do not intend the benefits of this Agreement to inure to any third party other than their respective permitted successors and assigns as may be set forth herein. Notwithstanding anything contained herein or in the Mortgage, the Notes, or any of the Loan Document or any course of conduct by either of the parties or their affiliates, agents or employees, this Agreement shall not be construed as creating any rights, claims or causes of action against Lender in favor of any general contractor, subcontractor, supplier of labor or materials or their respective creditors or any person or entity. Without limitation, the payment by Lender to any general contractor, subcontractor or supplier of labor or materials shall not be deemed a recognition by Lender of a third-party beneficiary status of such person or entity.

     14. The parties expressly agree that the relationship of Lender to Borrower is that of lender only, and the Lender is not a partner or a co-venturer of Borrower. Lender's sole interest in the Premises and the Project is for the purposes of security for repayment of the Loan in accordance with the terms of this Agreement, the Mortgage and the Notes.

     15. The provisions of paragraphs 12 and 12.1 of the Notes are hereby incorporated by reference as if set forth at length.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              JMB INCOME PROPERTIES, LTD.-XI,
                               an Illinois limited partnership

Witness:                        By:  JMB Realty Corporation,
                                     a Delaware Corporation
                                     its managing general partner



                                   By:
Name:                              Name:Elizabeth Kogen
                                        Title:    Vice-President


Witness:                           PRINCIPAL MUTUAL LIFE
                                    INSURANCE COMPANY

                                   By:
Name:                              Name:Jane A.B. Eppink
                                        Title:    Counsel


                                   By:
Name:                              Name:Clint Woods
                                        Title:    Counsel